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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Equity Incentive Plan of Tier Technologies, Inc. of our report dated October 6, 1997 with respect to the consolidated financial statements of Tier Technologies, Inc. included in the Report on Form 8-K of Tier Technologies, Inc. dated October 23, 1998 filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP


Walnut Creek, California
April 26, 1999